DEAN HELLER Secretary of State

204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708

Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1	Entity #: C26734-2000 Document Number: 20060401451-93 Date Filed: 6/23/2006 2:39:02 A< In the office of /s/ Dean Heller Dean Heller Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)

(excluding 92A.200(4b))

1)

Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity.

Tuscany Minerals, Ltd.
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type *
Tuscany Minerals, Ltd.
Name of merging entity
Washington	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *
and,
Tuscany Minerals, Ltd.
Name of surviving entity
Washington	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

DEAN HELLER Secretary of State

204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708

Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):
Attn:
c/o:

3)	(Choose one)
[ X ]	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
[ ]	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)
4.

Owner’s approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity):

(a)	Owner’s approval was not required from:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

Filing Fee $350.00

DEAN HELLER Secretary of State

Articles of Merger

(PURSUANT TO NRS 92A.200)

204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *:
Tuscany Minerals, Ltd.
Name of merging entity, if applicable
Tuscany Minerals, Ltd.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;
Tuscany Minerals, Ltd.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER Secretary of State

204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708

Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Tuscany Minerals, Ltd.
Name of merging entity, if applicable
Tuscany Minerals, Ltd.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;
Tuscany Minerals, Ltd.
Name of surviving entity, if applicable

DEAN HELLER Secretary of State

204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708

Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6)	Location of Plan of Merger (check a or b):
[ X ]	(a) The entire plan of merger is attached; or,
[ ]

(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:	June 26, 2006

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

DEAN HELLER Secretary of State

204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708

Website: secretaryofstate.biz

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(PURSUANT TO NRS 92A.200)

8)

Signatures – Must be signed by: An officer of each corporation whether or not for profit; all general partners of each limited partnership or limited-liability limited partnership; a manager of each a limited-liability company with managers or by one member if without managers; a trustee of a business trust; a managing partner of a limited-liability partnership; by one partner of a general partnership.* (if there are more than four merging entities, check box [ ] and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity.):

Tuscany Minerals, Ltd.
Name of merging entity, if applicable
/s/ J. Stephen Barley	President	June 23, 2006
Signature	Title	Date
Tuscany Minerals, Ltd.
Name of merging entity, if applicable
/s/ J. Stephen Barley	President	June 23, 2006
Signature	Title	Date

Name of merging entity, if applicable

Signature	Title	Date

Name of merging entity, if applicable

Signature	Title	Date
Tuscany Minerals, Ltd.
Name of surviving entity, if applicable
/s/ J. Stephen Barley	President	June 23, 2006
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

DEAN HELLER Secretary of State

204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708

Website: secretaryofstate.biz

Filing Instructions for the

Amendments Division

Dear Customer: We value your patronage and desire to provide you the best service possible. In an effort to facilitate your filing we would appreciate your taking a moment to read the following before submitting your document. Failure to include any of the information required on the form may cause the filing to be rejected.

-Thank you-

1.)    One file stamped copy of the filing will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.

2.)	If paying for expedite service, include and highlight the word “EXPEDITE” in your correspondence.
3.)	Verify filing is submitted on the correct form prescribed by the Secretary of State.
4.)	Forms must include appropriate signatures as required.
5.)	If applicable, include the appropriate names and addresses as requested on the form.
6.)	If adding new managers or general partners, their names and addresses must be set forth.
7.)	Documents must reflect the complete name of the entity as registered with the Secretary of State.
8.)	Attach all pages that are referenced as attachments.
9.)	All documents must be legible for filming and/or scanning.

10.)  If filing restated articles (containing newly amended articles, deletions or additions), provide a form prescribed by the Secretary of State indicating which articles have been amended, deleted or added. Furthermore, the articles must contain the necessary amendment language as required by the statutes governing amendments for that type of business entity.

11.)  Verify that the status of the entity is not revoked. Verification may be made by visiting our Web site at www.secretaryofstate.biz or calling this office.

12.)	The correct filing date must be provided when required.
13.)	All required information must be completed and appropriate boxes checked or filing will be rejected.
14.)	Please contact this office for assistance if you are unsure of the filing fee for your document.

15.)

All forms may be ordered by phone to be sent by facsimile through the Secretary of State’s DOCUMENT ON-DEMAND service by dialing (800) 583-9486. They may also be downloaded from our Web site www.secretaryofstate.biz . The Nevada Revised Statutes may be obtained at http://www.leg.state.nv.us/NRS.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

(Regular and Expedited Filings Accepted)	(Expedited Filings Only)
Secretary of State	Secretary of State-Satellite Office
Amendments Division	Commercial Recordings Division
204 N. Carson Street, Suite 1	555 E. Washington Avenue, Suite 4000
Carson City, NV 89701-4299	Las Vegas, NV 89101

775-684-5708 Fax 775-684-5731  702-486-2880 Fax 702-486-2888

This form must be accompanied by appropriate fees.                                                                            Nevada Secretary of State AM Merger 2003

Revised on: 10/03/05

PLAN OF MERGER

This Plan of Merger is made and entered into this 30th day of May, 2006, by and between Tuscany Minerals, Ltd., a Nevada corporation (“Tuscany Nevada”), and Tuscany Minerals, Ltd., a Washington corporation (“Tuscany Washington” or the “Surviving Corporation”).

RECITALS

A.                          Tuscany Nevada is a corporation organized and existing under the laws of the State of Nevada and has authorized capital stock consisting of 100,000,000 shares of $0.001 par value common stock of which 12,538,000 shares are issued and outstanding, and held by approximately 42 shareholders of record as of the date hereof.

B.                          Tuscany Washington is a corporation organized and existing under the laws of the State of Washington and has authorized capital stock consisting of 100,000,000 shares of common stock with $0.001 par value of which one share is issued and outstanding and held by Tuscany Nevada.

C.                          The Boards of Directors of Tuscany Nevada and Tuscany Washington deem it advisable for Tuscany Nevada to merge with and into Tuscany Washington.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Tuscany Nevada and Tuscany Washington hereby agree to the following Plan of Merger:

1.                           Names of Constituent Corporations. Tuscany Nevada will merge with and into Tuscany Washington. Tuscany Washington will be the Surviving Corporation.

2.                           Terms and Conditions of Merger. The effective date of merger shall be the date upon which the Articles of Merger, in substantially the forms attached as Appendix A-1 and A-2, are filed with the Secretary of State. Upon the effective date of the merger, the separate corporate existence of Tuscany Nevada shall cease; title to all real estate and other property owned by Tuscany Nevada or Tuscany Washington shall be vested in Tuscany Washington without reversion or impairment; and the Surviving Corporation shall have all liabilities of Tuscany Nevada and Tuscany Washington. Any proceeding pending by or against Tuscany Nevada or Tuscany Washington may be continued as if such merger did not occur, or the Surviving Corporation may be substituted in the proceeding for Tuscany Nevada.

3.	Governing Law. The laws of the State of Washington shall govern the Surviving Corporation.

4.	Name. The name of the Surviving Corporation shall be Tuscany Minerals, Ltd., a Washington corporation.

5.                           Registered Office. The address of the registered office of the Surviving Corporation shall be CT Corporation, 520 Pike Street, Seattle, WA 98101.

6.                           Accounting. The assets and liabilities of Tuscany Nevada and Tuscany Washington (collectively, the “Constituent Corporations”) as of the effective date of the merger shall be taken up on the books of the Surviving Corporation at the amounts at which they are carried at that time on the respective books of the Constituent Corporations.

7.                           Articles of Incorporation. The Articles of Incorporation of Tuscany Washington shall constitute the Articles of Incorporation of the Surviving Corporation.

8.                           Bylaws. The Bylaws of Tuscany Washington as of the effective date of the merger shall be the Bylaws of the Surviving Corporation until the same shall be altered or amended in accordance with the provisions thereof.

9.                           Directors. The directors of Tuscany Nevada as of the effective date of the merger shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified.

10.	Manner and Basis of Converting Shares. As of the effective date of the merger:

(a)	Each share of Tuscany Nevada common stock, with a par value of $0.001, issued and outstanding shall become one share of common stock, with a par value of $0.001 per share of the Surviving Corporation.

(b)         The Surviving Corporation shall convert or exchange each share of Tuscany Nevada common stock for one share of the common stock of the Surviving Corporation; PROVIDED, however, that no fractional shares of the Surviving Corporation stock shall be issued, and in lieu of the issuance of fractional shares, the Surviving Corporation shall round up any fractional shares to the nearest whole share.

(c)          Any share of stock of Tuscany Nevada in the treasury of Tuscany Nevada on the effective date of the merger shall be surrendered to the Surviving Corporation for cancellation, and no shares of the Surviving Corporation shall be issued in respect thereof.

(d)         On the effective date of the merger, holders of certificates of common stock in Tuscany Nevada shall surrender them to the Surviving Corporation, or its appointed agent, in such manner as the Surviving Corporation legally shall require. Upon receipt of such certificates, the Surviving Corporation shall issue in exchange therefor a certificate of shares of common stock in the Surviving Corporation representing the number of shares of stock to which such holder shall be entitled as set forth above.

(e)          In addition, such shareholders shall be entitled to receive any dividends on such shares of common stock of the Surviving Corporation that may have been declared and paid between the effective date of the merger and the issuance to such shareholder of the certificate of such common stock.

(f)          Each share of stock of Tuscany Washington issued and outstanding immediately before the effective date of the merger and held by Tuscany Nevada shall be cancelled without any consideration being issued or paid therefor.

11.                         Shareholder Approval. This Plan of Merger shall be submitted to the shareholders of Tuscany Nevada and Tuscany Washington for their approval in the manner provided under the applicable laws, at other such time as the Boards of Directors of Tuscany Nevada and Tuscany Washington shall agree. After approval by a vote of the holders of two-thirds (2/3) of the Tuscany Nevada shares entitled to vote thereon and the holders of two-thirds (2/3) of the Tuscany Washington shares entitled to vote thereon, if any, of each voting group, Articles of Merger shall be filed as required under the laws of the States of Washington and Nevada.

12.                         Termination of Merger. This merger may be abandoned at any time prior to the filing of Articles of Merger with the Secretary of State, upon a vote of a majority of the Board of Directors of both Tuscany Nevada and Tuscany Washington. If the merger is terminated, there shall be no liability on the part of either Constituent Corporation, their respective Boards of Directors, or shareholders.

13.                         Counterparts. This Plan of Merger may be executed in any number of counterparts, and all such counterparts and copies shall be and constitute an original instrument.

IN WITNESS WHEREOF, this Plan of Merger has been adopted by the undersigned corporations as of this 30th day of May, 2006.

TUSCANY MINERALS LTD.

a Washington corporation

By:	/s/ J. Stephen Barley
J. Stephen Barley
President

TUSCANY MINERALS LTD.

a Nevada corporation

By:	/s/ J. Stephen Barley
J. Stephen Barley
President